Exhibit 10.73

AMENDMENT NUMBER 3 TO EMPLOYMENT AGREEMENT DATED JULY 28, 2011

BETWEEN CORNERWORLD CORPORATION AND SCOTT N. BECK

WITNESSETH:

WHEREAS, on July 28, 2011, CornerWorld Corporation and its Chief Executive Officer, Scott N. Beck (collectively the “Parties”) entered into an employment agreement (the “Agreement”) and, unless otherwise noted, all capitalized terms have the identical meaning as defined in the Agreement.

WHEREAS, on December 15, 2011, the Parties amended the Agreement.

WHEREAS, on July 28, 2012, the Parties amended the Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, and for other good and valuable consideration, notwithstanding any provisions of the Agreement to the contrary, the Parties hereto hereby agree to the following:

Pursuant to Item 1(b), Employee’s annual base salary shall be retroactively adjusted to $250,000 for the period from the Effective Date of the Agreement through the period ending April 30, 2014. Effective May 1, 2014, Employee’s annual base salary shall return to the stated rate of $400,000 per annum.

Pursuant to Item 1(c), Employee has forfeited his right to an annual equity award payable on July 31, 2013.

By:  /s/ Scott N. Beck

Scott N. Beck

An individual

CORNERWORLD CORPORATION

By:  /s/ Marc Blumberg

Marc Blumberg

Director